EXHIBIT 10.1
PROJECT AGREEMENT, SETTLEMENT AGREEMENT AND MUTUAL RELEASE
     This project agreement, settlement agreement and mutual release (this “Agreement”) is made and entered into as of the 1st day of March, 2010 by and among the City of San Antonio acting by and through the City Public Service Board of San Antonio, a Texas municipal utility (“San Antonio”), Nuclear Innovation North America LLC, a limited liability company formed under the laws of Delaware (“NINA”), NINA Texas 3 LLC, a limited liability company formed under the laws of the State of Delaware (“NINA 3”) and NINA Texas 4 LLC, a limited liability company formed under the laws of the State of Delaware (“NINA 4”, and together with NINA 3, the “NINA Parties”) and is joined in the execution hereof solely for purposes of Sections 3.1, 3.2, 4.2, 6.1, 6.2, 6.3 and 6.5 (and such provisions of Section 8 as are necessary to give effect thereto), by NRG Energy, Inc., a Delaware corporation (“NRG”) and, solely for purposes of Sections 4.1.1 through 4.1.4 and Section 5.2 (and such provisions of Article 8 as are necessary to give effect thereto), NRG South Texas LP, a Texas limited partnership (“NRG South Texas”), with reference to the following facts (each of San Antonio, NINA, the NINA Parties, and, for purposes of Sections 4.1.1 through 4.1.4 and Section 8, NRG South Texas and for purposes of Sections 3.1, 3.2, 4.2, 6.1, 6.2, 6.3, 6.5 and Article 8, NRG, are sometimes referred to individually as a “Party” and collectively as the “Parties”):
RECITALS
     A. Each of San Antonio and NRG South Texas are parties to: (i) the Amended and Restated South Texas Project Participation Agreement, dated effective as of November 17, 1997, by and among The City of Austin (“Austin”), San Antonio and NRG South Texas (as successor in interest to Houston Lighting & Power Company (“Houston”) and Central Power and Light Company (“Central”)) (as amended from time to time, the “Participation Agreement”); as supplemented by the South Texas Project Supplemental Agreement (as amended from time to time, the “Supplemental Agreement”) dated as of October 29, 2007 between NRG South Texas and San Antonio; (ii) the South Texas Project Operating Agreement (as amended from time to time, the “STP Operating Agreement”) among San Antonio, NRG South Texas (as successor in interest to Houston and Central ), Austin and STP Nuclear Operating Company, a Texas non-profit corporation (“OPCO”), and (iii) the agency agreement, dated as of October 30, 2007 among San Antonio, NRG South Texas and OPCO (as amended from time to time, the “Agency Agreement”);
     B. NRG South Texas subsequently assigned its rights under the Participation Agreement, the Agency Agreement and the Supplemental Agreement to NINA. NINA is developing STP 3 (defined below) through NINA 3 and STP 4 (defined below) through NINA 4. NINA 3 and NINA 4 are wholly owned indirectly by NINA, which is owned directly or indirectly by each of NRG and Toshiba Corporation (“Toshiba”);
     C. Each of San Antonio, NINA 3 and NINA 4 are parties to the Master Engineering, Procurement and Construction Agreement, dated as of February 24, 2009 among OPCO (as agent for San Antonio, NINA 3, and NINA 4) and Toshiba America Nuclear Energy Corporation

(“TANE”) (as amended from time to time, the “EPC Agreement” and, together with the Participation Agreement, the Supplemental Agreement, the Agency Agreement and the STP Operating Agreement, the “Principal Operative Agreements”);
     D. Each of San Antonio and NRG South Texas exercised their respective rights pursuant to Article 6 of the Participation Agreement to pursue development of the third (“STP 3”) and fourth (“STP 4”) additional electric generating units to be built and operate at the South Texas Project;
     E. By its letter dated February 20, 2009, Austin has acknowledged that it has elected not to participate in the Project in response to valid notice from the participating owners;
     F. On December 6, 2009, San Antonio filed a suit at Cause Number 2009-CI-19492 in the 37th Judicial District Court of Bexar County, Texas against NINA, NINA 3 and NINA 4 with respect to the Project (the “Pending Action”);
     G. Thereafter, San Antonio added NRG, as an additional defendant, and NINA, NINA 3 and NINA 4 filed counterclaims in the Pending Action;
     H. Pursuant to the Principal Operative Agreements, San Antonio, NINA 3 and NINA 4 have jointly pursued the development of STP 3 and STP 4 through the date of this Agreement, each of San Antonio and NINA have funded the Development Costs of STP 3 and STP 4 equally;
     I. San Antonio will retain a Unit Ownership Interest in the Project to reflect its funding of a portion of the Development Costs and other considerations;
     J. The Parties desire that the Principal Operative Agreements, other than the Supplemental Agreement, shall remain in full force and effect, unless otherwise amended in accordance with the provisions of this Agreement; and
     K. The Parties desire to enter into this Agreement to, among other things, more fully set forth certain rights and obligations of each of San Antonio, NINA 3 and NINA 4 (and any permitted transferee of such Person in the Project) (each, an “Owner”) with respect to the licensing, development, construction, ownership and operation of STP 3 and STP 4 (the “Project”) and to address and settle the Pending Action.
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby acknowledge and agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Defined Terms. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings specified in this Article I.
     “Abandonment” shall have the meaning ascribed to such term in the Owners Agreement.

     “Additional Agreements” shall have the meaning set forth in Section 7.2 hereof.
     “Agency Agreement” shall have the meaning set forth in the recitals hereto.
     “Agreed Order of Dismissal” shall have the meaning set forth in Section 6.5 hereof.
     “Agreement” shall have the meaning set forth in the preamble to this Agreement.
     “Assignment and Assumption Agreement” shall have the meaning set forth in Section 7.2 hereof.
     “Austin” shall have the meaning set forth in the recitals hereto.
     “Business Day” shall mean any day other than a Saturday, a Sunday or any other day on which commercial banks in the State of Texas are authorized or obligated to be closed.
     “Cash Payment” shall have the meaning set forth in Section 3.1 hereof.
     “Central” shall have the meaning set forth in the recitals hereto.
     “City Initiative” shall refer to the Residential Electric Assistance Partnership (otherwise known as “REAP, Inc.”) which such corporation is a partnership among San Antonio, Bexar County and the City of San Antonio, and whose purpose is to help those in financial distress pay their utility bills.
     “City Initiative Contribution” shall have the meaning set forth in Section 3.2 hereof.
     “City Initiative Contribution Payment Date” shall have the meaning set forth in Section 3.2 hereof.
     “Closing” shall have the meaning set forth in Section 7.1 hereof.
     “Closing Date” shall mean the date on which this Agreement is executed by all parties hereto.
     “COL Application” shall mean the Combined Operating License Application (Docket no. PROJO749) for the Project filed with the U.S. Nuclear Regulatory Commission by OPCO dated September 20, 2007, as amended or supplemented.
     “Common Station Facilities” shall have the meaning ascribed to such term in the Participation Agreement.
     “Conveyance Date” shall mean the date on which the deeds and conveyance instruments contemplated by Section 2.1.2 are executed and delivered by San Antonio to the NINA Parties.
     “Default Interest” shall have the meaning set forth in Section 3.1 hereof.
     “Defendants’ Released Claims” shall have the meaning set forth in Section 6.2 hereof.

     “Development Costs” shall have the meaning ascribed to “Total Project Costs” in the Owners Agreement.
     “DOE” shall have the meaning set forth in Section 7.2 hereof.
     “Enforcement Costs” shall have the meaning set forth in Section 3.1 hereof.
     “EPC Agreement” shall have the meaning set forth in the recitals hereto.
     “Existing STP Units” means the first two electric generating units operating at the South Texas Project site.
     “Financial Closing” shall have the meaning ascribed to such term in the EPC Agreement.
     “Governmental Authority” shall mean any federal, state or local governmental entity, authority or agency, court, tribunal, regulatory commission or other body, whether legislative, judicial or executive (or a combination or permutation thereof), including the Nuclear Regulatory Commission.
     “Houston” shall have the meaning set forth in the recitals hereto.
     “Initial Cash Payment” shall have the meaning set forth in Section 3.1 hereof.
     “Initial Cash Payment Date” shall have the meaning set forth in Section 3.1 hereof.
     “Joint Motion for Dismissal” shall have the meaning set forth in Section 6.5 hereof.
     “Land and Improvements” shall have the meaning set forth in Section 2.1.2(i) hereof.
     “Law” shall mean any statute, law, treaty, rule, code, ordinance, requirement, regulation, permit or certificate of any Governmental Authority, any interpretation of any of the foregoing by any Governmental Authority, or any binding judgment, decision, decree, injunction, writ, order or like action of any court, arbitrator or other Governmental Authority.
     “Lien” shall have the meaning ascribed to “Lien” in the Owners Agreement.
     “NINA” shall have the meaning set forth in the preamble to this Agreement.
     “NINA 3” shall have the meaning set forth in the preamble to this Agreement.
     “NINA 4” shall have the meaning set forth in the preamble to this Agreement.
     “NINA Parties” shall have the meaning set forth in the preamble to this Agreement.
     “NRG” shall have the meaning set forth in the preamble to this Agreement.
     “NRG South Texas” shall have the meaning set forth in the preamble to this Agreement.
     “Owner” shall have the meaning set forth in the recitals hereto.

     “Owners Agreement” shall have the meaning set forth in Section 7.2 hereof.
     “Participation Agreement” shall have the meaning set forth in the recitals hereto.
     “Party” and “Parties” shall have the respective meanings set forth in the preamble to this Agreement.
     “Pending Action” shall have the meaning set forth in the recitals hereto.
     “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, Governmental Authority or any other form of entity.
     “Principal Operative Agreements” shall have the meaning set forth in the recitals hereto.
     “Project” shall have the meaning set forth in the recitals hereto.
     “REAP, Inc.” shall have the meaning set forth in the definition of “City Initiative” in this Section 1.1.
     “Released Defendant Parties” shall have the meaning set forth in Section 6.3 hereof.
     “Remaining Cash Payment” shall have the meaning set forth in Section 3.1 hereof.
     “Remaining Cash Payment Date” shall have the meaning set forth in Section 3.1 hereof.
     “Rule 408” shall have the meaning set forth in Section 8.14 hereof.
     “San Antonio” shall have the meaning set forth in the preamble to this Agreement.
     “San Antonio Cease Funding Date” shall mean January 31, 2010.
     “San Antonio Released Claims” shall have the meaning set forth in Section 6.3 hereof.
     “South Texas Project” shall have the meaning set forth in the Participation Agreement.
     “STP 3” shall have the meaning set forth in the recitals hereto.
     “STP 4” shall have the meaning set forth in the recitals hereto.
     “STP Operating Agreement” shall have the meaning set forth in the recitals hereto.
     “Supplemental Agreement” shall have the meaning set forth in the recitals hereto.
     “TANE” shall have the meaning set forth in the recitals hereto.
     “Toshiba” shall have the meaning set forth in the recitals hereto.
     “Unit” shall have the meaning set forth in the EPC Agreement.

     “Unit Ownership Interest” shall have the meaning ascribed to such term in the Owners Agreement.
ARTICLE II
PROJECT OWNERSHIP
     2.1 Ownership Interest.
          2.1.1 Closing Date. On the Closing Date, subject to the terms and conditions of this Agreement and the Additional Agreements, San Antonio shall have a 7.625% Unit Ownership Interest in the Project and the NINA Parties shall have a 92.375% Unit Ownership Interest in the Project.
          2.1.2 Determination of Interests. To effect Section 2.1.1, the Parties shall, at the NINA Parties’ expense, do the following on or prior to the Initial Cash Payment Date as a condition precedent to the payment of the Initial Cash Payment and to the payment of the Remaining Cash Payment:
          (i) engage a licensed land surveyor selected by OPCO for the purpose of preparing a survey of the land on which the Project will be located and any and all improvements located thereon (as described in the COL Application) (collectively, the “Land and Improvements”), which survey will be performed in accordance with the 2005 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys as adopted by American Land Title Association and National Society of Professional Surveyors and will be certified by the surveyor to the Parties in a manner acceptable to OPCO;
          (ii) execute, acknowledge and deliver such documentation reasonably satisfactory to the Parties, and their existing and prospective creditors and lenders (including the DOE), to effect the transfer by special warranty deed of only the relevant portion of San Antonio’s undivided tenant-in-common percentage interest in: (a) the Land and Improvements, and (b) the Common Station Facilities; and
          (iii) Each Party agrees to grant easements identified by OPCO over any of the Land and Improvements and Common Station Facilities as necessary for the development and operation of STP 3 and STP 4 or any other generating unit at the South Texas Project.
          2.1.3 Abandonment. Notwithstanding anything to the contrary set forth herein, upon the Abandonment of the Project, (a) San Antonio’s Unit Ownership Interest shall be adjusted as and to the extent described in the Owners Agreement, and (b) there shall be no right of rescission as to the conveyances described above, although there will be an obligation of re-conveyance as described in the Owners Agreement.
     2.2 NINA Business Plan. It is the current business plan of NINA and the NINA Parties to develop, license, design and construct the Project as a two unit nuclear facility; provided, that NINA and the NINA Parties are under no obligation to develop, license, design and construct such facility and may abandon without liability to any other Owner, other than pursuant to any written agreement between the Parties, the development of such facility for any reason, including without limitation for any change in the regulatory environment or force majeure event.
ARTICLE III
CASH PAYMENTS; PROJECT FUNDING
     3.1 Cash Payment.
          3.1.1 Subject to the delivery of the executed deeds and conveyance instruments required by Section 2.1.2 above, no later than the earlier of (i) two weeks following conditional approval from the DOE with respect to its loan guaranty term sheet or (ii) the Financial Closing (the “Initial Cash Payment Date”), NRG shall pay, by and for the benefit of the NINA Parties, $40 million (the “Initial Cash Payment”) to San Antonio by wire transfer of immediately available funds to an account or accounts designated by San Antonio.
          3.1.2 Subject to the delivery of the executed deeds and conveyance instruments required by Section 2.1.2 above, no later than the 6 month anniversary of the Initial Cash Payment Date (the “Remaining Cash Payment Date”), NRG shall pay, by and for the benefit of the NINA Parties, $40 million (the “Remaining Cash Payment” and, together with the Initial Cash Payment, the “Cash Payment”) to San Antonio by wire transfer of immediately available funds to an account or accounts designated by San Antonio.
          3.1.3 With respect to any amounts due and payable to San Antonio under this Section 3.1 or Section 3.2 below, if such amounts are not paid when due, interest shall accrue on such unpaid amounts from the date on which such amounts are due through and including the date on which payment is actually made, at an annual interest rate of 15.00% (such interest, “Default Interest”). In addition, San Antonio shall be entitled to full reimbursement of any and all expenses (including attorneys’ fees and expenses) which are incurred by San Antonio in endeavoring to collect any amounts payable hereunder which are not paid when due or in otherwise enforcing any rights under the guarantee (the “Enforcement Costs”).
          3.1.4 The Parties acknowledge and agree that the consideration paid to San Antonio hereunder constitutes all amounts required to be paid to San Antonio pursuant to Section 6.5.2 of the Participation Agreement. The Parties further acknowledge that San Antonio will not be liable to Austin, NINA 3 or NINA 4, or to NRG or its Affiliates for any payment pursuant to Section 6.5.2 of the Participation Agreement related to the determination of Unit Ownership Interest pursuant to Section 2.1.1 hereof or the transfer of the Land and Improvements and Common Station Facilities pursuant to Section 2.1.2 hereof and that NINA, NINA 3 or NINA 4, as applicable, will be liable for payment of any such amounts. For the avoidance of doubt, the Cash Payments made by NRG herein shall be deemed to have been made by and for the benefit of the NINA Parties and shall be included in the Abandonment calculations on behalf of the Owners under the Owners Agreement pursuant to Section 2.1(b)(ii)(C) thereunder.
     3.2 City Initiative Contribution. NRG shall make a contribution of $10 million (the “City Initiative Contribution”) to an account or accounts for the sole benefit of REAP, Inc. The City Initiative Contribution shall be payable as follows (each a “City Initiative Contribution Payment Date”): (i) $2.5 million within 10 Business Days following the Closing

Date and (ii) $2.5 million dollars on each of the first, second and third anniversaries of the initial City Initiative Contribution Payment Date, or if such date is not a Business Day, the immediately preceding Business Day. For the avoidance of doubt, in no event will NRG, NINA, NINA 3, NINA 4 or any of their respective affiliates be permitted to exercise any right of set-off with respect to any amounts due and payable to San Antonio under this Agreement.
     3.3 Project Funding Obligations. It is the intention of the Parties that the funding obligations of San Antonio for Development Costs incurred following the San Antonio Cease Funding Date (including all obligations of the Owners pursuant to the EPC Agreement) shall be as set forth in the Owners Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     4.1 Representations and Warranties of each Party. Except for the representations and warranties in Section 4.1.10, which are made solely by San Antonio, each of the Parties hereby represents and warrants to the other Parties that, as of the date hereof that:
          4.1.1 Organization and Authority. Such Party is duly organized under its jurisdiction of formation that is validly existing and in good standing under the laws thereof and has all requisite power and authority to conduct its business as now being conducted;
          4.1.2 Authority Relative to Agreement. Such Party has all requisite organizational power and authority to enter into this Agreement and the Additional Agreements, as applicable, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Additional Agreements, as applicable, by such Party and the transactions contemplated hereby and thereby have been duly authorized by all necessary organizational action on the part of such Party, and no other entity proceeding on the part of such Party is necessary to authorize such execution, delivery and performance. This Agreement and the Additional Agreements to which such Party is a party have been duly executed and delivered by such Party and, assuming the due authorization, execution and delivery by the other parties thereto, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with their respective terms;
          4.1.3 Due Authorization. The execution, delivery and performance by such Party of this Agreement and the Additional Agreements, as applicable, are within the scope of such Party’s organizational powers and have been duly authorized by all necessary action on the part of such Party. This Agreement and the Additional Agreements to which such Party is a party constitute a valid and binding agreement of each such Party;
          4.1.4 No Conflicts. The execution, delivery and performance by such Party of this Agreement and the Additional Agreements to which such Party is a party shall not (i) violate the organizational or governing documents of such Party; (ii) violate any applicable Law; or (iii) violate any agreement to which such Party is a party or by which such Party is bound;

          4.1.5 Constitutional Authority. Nothing in this Agreement constitutes an event of forfeiture, nor does any portion of this Agreement violate any provision of the Texas Constitution;
          4.1.6 Understanding of Settlement. Such Party has read this Agreement and fully understands it to be a compromise and settlement; prior to entering into this Agreement, such Party was advised by its counsel, accountants, financial advisors and such other persons as it has deemed appropriate concerning this Agreement and the Additional Agreements, as applicable;
          4.1.7 No Other Representations. Except for those representations and warranties expressly set forth in this Agreement, such Party has not relied upon any other representations or warranties made by any other Party in executing this Agreement and that such Party is relying solely on its own judgment in connection therewith;
          4.1.8 Voluntary Execution. Such Party is executing this Agreement voluntarily and without coercion;
          4.1.9 No Assignment of Claims. Such Party has not assigned, transferred or otherwise conveyed any portion of its claims being released pursuant to Section 6.2 or Section 6.3, as applicable; and
          4.1.10 No Liens. San Antonio represents and warrants to the other Parties that San Antonio owns good, valid and transferable title to the Unit Ownership Interests conveyed pursuant to Section 2.1.1 and the real property and improvements to be conveyed pursuant to Section 2.1.2 free and clear of any Lien (as defined in the Owners Agreement), other than Liens or rights under the Principal Operative Agreements, the Additional Agreements and Applicable Law and Liens validly existing that also encumber the interest of NRG South Texas or NINA 3 and NINA 4 as to their Unit Ownership Interests. San Antonio represents and warrants to the other Parties with regard to the matters contemplated by the Assignment and Assumption Agreement that they have not assigned the EPC Contract or any other contracts or beneficial interest referenced or described therein. San Antonio makes no representations or warranties whatsoever to the other Parties with regard to the tangible personal property to be transferred pursuant to the agreement contemplated by Section 7.2.1(iii).
     The representations and warranties contained in this Article IV shall survive the Closing Date. The representations and warranties set forth in Sections 4.1.1 through 4.1.3 and 4.1.10 shall be deemed to have been repeated by San Antonio on the Conveyance Date; provided, that at such time and for the purposes of such representations, the deeds and conveyance instruments contemplated by Section 2.1.2 shall be considered “Additional Agreements”.
     4.2 Representations and Warranties of NRG. NRG hereby makes the following representations and warranties for the benefit of San Antonio:
          4.2.1. NRG is duly organized under its jurisdiction of formation and is validly existing and in good standing under the laws thereof and has all requisite power and authority to conduct its business as now being conducted;

          4.2.2 NRG has all requisite organizational power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by NRG and the transactions contemplated hereby have been duly authorized by all necessary organizational action on the part of NRG, and no other entity proceeding on the part of NRG is necessary to authorize such execution, delivery and performance. This Agreement has been duly executed and delivered by NRG and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligation of NRG, enforceable against NRG in accordance with its terms;
          4.2.3 The execution, delivery and performance by NRG of this Agreement are within the scope of NRG’s organizational powers and have been duly authorized by all necessary action on the part of NRG. This Agreement constitutes a valid and binding agreement of NRG; and
          4.2.4 The execution, delivery and performance by NRG of this Agreement shall not (i) violate the organizational or governing documents of NRG; (ii) violate any applicable Law; or (iii) violate any agreement to which NRG is a party or by which NRG is bound.
     The representations and warranties contained in this Section 4.2 shall survive the Closing Date.
ARTICLE V
OTHER AGREEMENTS; COVENANTS
     5.1 Project Development. NINA and the NINA Parties will pursue the development of STP 3 and STP 4 in good faith, subject to exercising its business judgment with respect to costs, financing, licensing, market conditions and other factors it deems reasonable in its good faith business judgment.
     5.2 Supplemental Agreement. The Parties to the Supplemental Agreement agree that the Supplemental Agreement is hereby terminated and shall be of no further force and effect, except that the rights and obligations of San Antonio and NRG South Texas as to the rights of first refusal applicable to the Existing STP Units as described in Section 9 thereof shall survive; provided, however, such parties agree that any dispute resolution with respect thereto shall not be subject to Section 8.4 hereof.
     5.3 Covenants.
          5.3.1 Further Assurances. Each Party shall, at the expense of NINA, NINA 3 or NINA 4, make, execute, endorse, acknowledge, file and/or deliver all instruments, documents and other assurances, and take such further steps and actions as are reasonably necessary to carry out the intent, purpose, terms and provisions of this Agreement.

          5.3.2 Expenses. Unless otherwise expressly provided in this Agreement, each of the Parties hereto shall pay all of its own expenses relating to the preparation of, and transactions set forth in, this Agreement.
ARTICLE VI
PRIOR RULING; SETTLEMENT AND RELEASE
     6.1 Prior Ruling. The Parties hereby acknowledge the ruling of Judge Noll of the 37th Judicial District Court of Bexar County, Texas, as issued on January 29, 2010, is set forth on Schedule 6.1 attached hereto.
     6.2 Complete and General Release by NRG, NINA, NINA 3 and NINA 4. For valuable consideration, the receipt and adequacy of which is hereby acknowledged, and except for the obligations and exceptions set forth in this Agreement, NRG, NINA, NINA 3 and NINA 4 on behalf of themselves, and each of their respective successors, assigns, parent companies, subsidiaries, divisions, officers, directors, employees, agents, subcontractors and attorneys do hereby release, acquit, and forever discharge San Antonio and its successors, assigns, subsidiaries, divisions, officers, directors, employees, agents, and attorneys, of and from all claims of every kind or character, accrued or unaccrued, known or unknown, ripe or contingent, that arose out of any acts or omissions occurring prior to the Closing Date and that are in any way related to the Project (“Defendants’ Released Claims”). However, nothing herein should be deemed to or will release, acquit, or discharge each Party’s right to enforce the terms of this Agreement or to bring an action for the breach of this Agreement. In addition, it is expressly understood and intended by the Parties that, except as set forth in this Section 6.2, each Party otherwise reserves any and all claims under the Principal Operative Agreements, the Additional Agreements or relating to or affecting the Existing STP Units, the Common Station Facilities or any other matters not expressly mentioned herein.
     6.3 Complete and General Release by San Antonio. For valuable consideration, the receipt and adequacy of which is hereby acknowledged, and except for the obligations and exceptions set forth in this Agreement, San Antonio on its own behalf and on behalf of its successors, assigns, subsidiaries, divisions, officers, directors, employees, agents, and attorneys, does hereby release, acquit, and forever discharge NRG, and NINA, NINA 3, NINA 4, and, subject to Section 6.4 below, Toshiba and TANE, and their respective successors, assigns, parent companies, subsidiaries, divisions, officers, directors, employees, agents, subcontractors and attorneys (such parties, the “Released Defendant Parties”), of and from all claims, of every kind or character, accrued or unaccrued, known or unknown, ripe or contingent, that arose out of any acts or omissions occurring prior to the Closing Date and that are in any way related to the Project (“San Antonio’s Released Claims”). However, nothing herein should be deemed to or will release, acquit, or discharge each Party’s right to enforce the terms of this Agreement or to bring an action for the breach of this Agreement. In addition, it is expressly understood and intended by the Parties that, except as set forth in this Section 6.3, each Party otherwise reserves any and all claims under the Principal Operative Agreements, the Additional Agreements or relating to or affecting the Existing STP Units, the Common Station Facilities or any other matters not expressly mentioned herein.

     6.4 Release of TANE and Toshiba. The complete and general release of San Antonio’s Released Claims in Section 6.3 against Toshiba and TANE, and their respective successors, assigns, parent companies, subsidiaries, divisions, officers, directors, employees, agents, subcontractors and attorneys, shall be effective upon the receipt by the NINA Parties and San Antonio of consent to the assignment of San Antonio’s right, liabilities and obligations in and under the EPC Agreement to the NINA Parties to the extent provided in the Assignment and Assumption Agreement.
     6.5 Agreed Dismissal With Prejudice. The Parties hereby agree to file or cause to be filed on or near the Closing Date an agreed motion of dismissal with prejudice and an agreed order of dismissal with prejudice of their respective claims asserted in the Pending Action, which agreed order of dismissal shall be substantially in the form attached hereto as Exhibit A-1 (the “Agreed Order of Dismissal”) and which joint motion of dismissal shall be substantially in the form attached hereto as Exhibit A-2 (the “Joint Motion for Dismissal”).
     6.6 Section 6.6 of the Participation Agreement. San Antonio hereby waives the application of Section 6.6 of the Participation Agreement with respect to the development and operation of the Project and hereby releases any past, present or future claim or cause of action of any kind associated therewith. Each Party covenants that it will not take a position for federal tax purposes inconsistent with the Parties being tenants in common or make any election with the Internal Revenue Service to cause the arrangement between the parties embodied by the Owners Agreement to be taxable as a corporation, and shall cooperate to make any necessary election with the Internal Revenue Service to cause such arrangement between the Parties to be excluded from the application of Subchapter K of Chapter 1 of the Internal Revenue Code of 1986.
ARTICLE VII
CLOSING
     7.1 The Closing. The closing of the transactions contemplated hereby (the “Closing”) are taking place on the Closing Date by exchange of signatures or at such other time as the Parties hereto shall agree in writing.
     7.2 Deliverables of the Parties. On the Closing Date, each Party shall deliver the following, as applicable:
          7.2.1 Additional Agreements and Amendments. On the Closing Date, the applicable Parties shall deliver executed counterparts to the following: (items (i) through (iv) below, the “Additional Agreements”):
(i) the owners agreement, dated as of the Closing Date, among San Antonio, NINA, NINA 3 and NINA 4 (the “Owners Agreement”), in the form attached hereto as Exhibit B;
(ii) an assignment and assumption agreement, in the form of Exhibit C attached hereto(the “Assignment and Assumption Agreement”); and
(iii) a bill of sale in the form of Exhibit D attached hereto.

          7.2.2. DOE Loan Guaranty. San Antonio shall execute a notice to the Department of Energy (the “DOE”) in the form of Exhibit E hereto, notifying the DOE that San Antonio shall withdraw its DOE loan guaranty application and clarifying San Antonio’s Unit Ownership Interest in the Project as of the Closing Date. If not submitted to the DOE by San Antonio on the Closing Date, NINA shall be permitted to submit a copy of such executed notice to the DOE immediately following the Closing Date.
          7.2.3. Other Deliverables.
(i) the Agreed Order of Dismissal;
(ii) the Joint Motion for Dismissal; and
(iii) an officer’s certificate executed by an authorized officer of such Party, (A) evidencing the authorization by resolution of the execution and delivery of, and the performance of the Party’s obligations under, this Agreement and the Additional Agreements, in each case as may be amended on or prior to, and as in effect on, the Closing Date, and (B) certifying that (1) the attached copy of such board resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.
ARTICLE VIII
MISCELLANEOUS
     8.1 Headings. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     8.2 Waiver. Any failure of the Parties to comply with any obligation, covenant, agreement or condition contained herein may be waived only in writing by the other Parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
     8.3 Complete Agreement. Except as set forth in Section 5.2 hereof, this Agreement (together with the Exhibits hereto) and the Participation Agreement, the Owners Agreement, the STP Operating Agreement, the Agency Agreement and the EPC Agreement shall constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, among the Parties or any of them, with respect to the subject matter hereof.
8.4 Governing Law; Dispute Resolution. THIS AGREEMENT AND ALL OF THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER ARISING FROM OR RELATING IN ANY WAY TO THE SUBJECT MATTER OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED

BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
EXCEPT WITH RESPECT TO DISPUTES EXCLUSIVELY RELATED TO THE EXISTING STP UNITS, THE PARTIES IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE STATE DISTRICT COURTS OF TRAVIS COUNTY, TEXAS WITH RESPECT TO ANY MATTER ARISING FROM OR RELATING IN ANY WAY TO THE SUBJECT MATTER OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, TO VENUE IN THE STATE DISTRICT COURTS OF TRAVIS COUNTY, TEXAS, OR BASED ON FORUM NON CONVENIENS, WHICH A PARTY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS.
     8.5 Binding Effect. The terms of this Agreement shall be binding upon, and inure to the benefit of, the Parties and their successors and permitted assigns.
     8.6 Counterparts. This Agreement may be executed in counterparts, to include facsimile or emailed counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument.
     8.7 Severability. If any of the provisions of this Agreement should be deemed unenforceable, the remaining provisions shall remain in full force and effect.
8.8	Notices.
          8.8.1 All notices and all other communications given or made pursuant to this Agreement must be in writing. Notices to a Party must be delivered to such Party at the address for such Party set forth below or at such other address as such Party shall designate by written notice to the other Parties hereto delivered in accordance with this Section 8.8. Notices may be (i) sent by registered or certified mail with return receipt requested, (ii) delivered personally (including delivery by private courier services with a signed confirmation of receipt) or (iii) sent by facsimile (with confirmation of such notice) to the Party entitled thereto and shall be deemed to have been given or made as of the date delivered, if delivered personally; three Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested); one Business Day after being sent by overnight courier (providing proof of delivery); or upon receipt of confirmation of transmission for a facsimile. Each Party hereto shall have the right at any time and from time to time to specify additional Persons to whom notice thereunder must be given, by delivering to the other Party five days notice thereof.

          8.8.2 Notice Addresses.
(a)	if to San Antonio, to:

CPS Energy Office of General Manager & CEO Mail Drop 10107 145 Navarro P.O. Box 1771 San Antonio, TX 78296 Attention: General Manager & CEO

with a copy (which shall not constitute notice) to:

CPS Energy Legal Department Mail Drop 101010 145 Navarro P.O. Box 1771 San Antonio, TX 78296 Attention: General Counsel

(b)	if to NINA, to:

Nuclear Innovation North America LLC 521 Fifth Avenue, 30th Floor New York, New York Attention: President & CEO Facsimile No.: (212) 867-4941

with a copy (which shall not constitute notice) to:

Nuclear Innovation North America LLC 521 Fifth Avenue, 30th Floor New York, New York Attn: General Counsel Facsimile No.: (212) 867-4941

(c)	if to NINA 3 or NINA 4, to:

NINA Texas 3 LLC or NINA Texas 4 LLC (as applicable) c/o Nuclear Innovation North America LLC 521 Fifth Avenue, 30th Floor New York, New York Attention: President & CEO Facsimile No.: (212) 867-4941

with a copy (which shall not constitute notice) to:

Nuclear Innovation North America LLC 521 Fifth Avenue, 30th Floor New York, New York Attn: General Counsel Facsimile No.: (212) 867-4941

(d)	if to NRG, to:

NRG Energy, Inc. 211 Carnegie Center Princeton, New Jersey 08540-6213 Attn: President and CEO Facsimile No.: (609) 524-4501

with a copy (which shall not constitute notice) to:

NRG Energy, Inc. 211 Carnegie Center Princeton, New Jersey 08540-6213 Attn: General Counsel Facsimile No.: (609) 524-4589
     8.9 Amendments. This Agreement may not be modified or amended, nor may any provision hereof be waived, in any way except in writing signed by each of NRG, NINA, the NINA Parties and San Antonio.
     8.10 Construction. References in this Agreement to any gender include references to all genders and references to the singular include references to the plural, and vice versa. The words “include”, “including” and “includes” when used in this Agreement shall be deemed to be followed by the words “without limitation.” Any agreement, instrument or Law defined or referred to above means such agreement or instrument or Law as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. Unless the context otherwise requires, references in this Agreement to Articles, Sections and Exhibits shall be deemed references to the Articles, Sections and Exhibits to this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. Unless otherwise indicated, references in this Agreement to dollars are to U.S. dollars. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.
     8.11 Third Party Beneficiaries. This Agreement is not intended to and shall not confer upon any Person, other than the Parties and their respective successors and assigns (and Persons specifically released pursuant to Section 6.2 and Section 6.3 hereunder) any rights or remedies with respect to the subject matter or any provision hereof.
     8.12 Assignment.
          8.12.1 Except as otherwise expressly set forth herein, any sale of a Unit Ownership Interest shall be subject to the terms and conditions of the Participation Agreement and nothing set forth herein shall be construed as a waiver of any rights of the parties under the Participation Agreement (including the ability of a party thereto to mortgage, pledge or create a security interest in its share of the Project pursuant to Section 16 of the Participation Agreement).
          8.12.2 No Party may assign its rights or obligations hereunder to any other Person without the prior written consent of the other Parties hereto; provided, however, that this provision does not apply to the assignment or transfer of any Unit Ownership Interest or any rights under contracts entered into in connection with this Agreement.
     8.13 Specific Performance. Each Party hereby acknowledges and agrees that the other Parties would be damaged irreparably in the event that any of the material provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each Party hereby agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the material provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof. Any such right shall be in addition to any other remedies to which they are entitled at equity or law.
     8.14 No Admission of Liability. This Agreement is not intended to, nor shall it in any way, be construed as an admission that any of the Parties is in any way liable to any of the other Parties or that any of the Parties has engaged in any wrongdoing whatsoever. Indeed, the Parties deny any liability or wrongdoing. This Agreement is the result of a compromise of disputed claims and shall not at any time or for any purpose be considered an admission of liability or responsibility on the part of any of the Parties.
     The Parties acknowledge and agree that this Agreement, the exhibits attached hereto, and all discussions and conduct related to the negotiation of this Agreement, constitute a compromise of, and offers to compromise, disputed claims that are subject to the protections of Rule 408 of the Texas Rules of Evidence and Rule 408 of the Federal Rules of Evidence (together, “Rule 408”). The Parties further agree that the protections of Rule 408 shall apply in any dispute among the Parties under this or any other agreement among the Parties.
     8.15 Waiver of Sovereign Immunity. To the extent that any Party hereto (including assignees of any Party’s rights or obligations under this Agreement) may be entitled, in any jurisdiction, to claim sovereign immunity from liability or from service of process, from suit, from the jurisdiction of any court, from attachment prior to judgment, from attachment in aid of execution of an arbitral award or judgment (interlocutory or final), or from any other legal process, and to the extent that, in any such jurisdiction there may be attributed such a sovereign immunity (whether claimed or not), each Party hereto hereby irrevocably agrees not to claim, and hereby irrevocably waives, such sovereign immunity with respect to any claim or suit by a

Party against any other Party or other exercise of remedies by a Party against any other Party arising pursuant to this Agreement or the agreements contemplated hereby.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed, effective as of the Closing Date.

CITY OF SAN ANTONIO, acting through the City Public Service Board of San Antonio
By:	/s/ Jelynne LeBlanc Burley
	Name:	Jelynne LeBlanc Burley
	Title:	Acting General Manager

[signatures continue on following page]
Signature Page to Project Agreement

S-1

NUCLEAR INNOVATION NORTH AMERICA LLC
By:	/s/ Steve Winn
	Name:	Steve Winn
	Title:	Chief Executive Officer & President

NINA TEXAS 3 LLC
By:	/s/ Steve Winn
	Name:	Steve Winn
	Title:	Chief Executive Officer & President

NINA TEXAS 4 LLC
By:	/s/ Steve Winn
	Name:	Steve Winn
	Title:	Chief Executive Officer & President
[signatures continue on following page]
Signature Page to Project Agreement

S-2

NRG ENERGY, INC., solely for purposes set forth in the preamble hereto
By:	/s/ David Crane
	Name:	David Crane
	Title:	President and Chief Executive Officer

NRG SOUTH TEXAS LP, solely for purposes set forth in the preamble hereto
By:	Texas Genco GP, LLC, its General Partner

By:	/s/ Kevin Howell
	Name:	Kevin Howell
	Title:	Management Committee Member

SCHEDULE 6.1
Ruling of Judge Noll of the 37th Judicial District Court of Bexar County, Texas
As issued on January 29, 2010
“The Court makes the following findings with regard to the dispute presented to the Court earlier this week, and I just give you a heads up. What I usually do is the notes that I have to prepare for the file for the next judge who picks up this case are available for copying after I finish. And I use the notes as an outline and I may expand from that, but what I tell my court reporter on the record is what counts. All right. The supplemental contract between the City and NRG contains a right for each party to cease participation in the activities contemplated by the agreement to perform engineering, design, contract preparation, purchasing, inspection, accounting, analyses, testing, management and eventual construction of Units 3 and 4 of the South Texas Nuclear Power Plant Project. Ceasing participation means eventual withdrawal from the agreement to perform the above activities. The supplemental agreement obligates each party to pay additional costs as set out in the contract to complete the cessation of participation in the activities previously mentioned. As of January 29th, 2010, the parties to this dispute are equity share owners and they are tenants in common as to said equity shares and each owns a 50 percent equity share ownership in the project. The contract is silent on the issue of forfeiture of any equity share ownership in the event a party decides to cease participation in the activities leading to the building and completion of Units 3 and 4 of the South Texas Nuclear Plant Project. Therefore, no forfeiture of interest exists. Unsuccessful attempts to claim otherwise are nothing more than tortured extrapolation. An equity share owner who chooses cessation of participation remains a tenant in common with regard to said equity shares with the non-ceasing owner on a 50/50 basis with the caveat expressed hereafter. The contract is silent as to when or how the ceasing-to-participate equity shareholder’s interest is dealt with if the non-ceasing-to-participate equity shareholder decides to proceed and pay for all future costs associated with completion of the project. Unless the parties agree on how to deal with that possibility through future negotiations in reaching a final agreement as referred to several times in the contract, principles of law that are equitable in nature will have to be applied through future court action to determine an equitable solution to compensate the non-ceasing equity shareholder for such continuation. Equity abhors a forfeiture, but by the same token, equity will not allow someone to profit at the expense of another. The supplemental agreement is silent as to any procedure for the City or NRG to recoup a portion or all of its costs invested to the date it decides to cease participation in the development of the project. The supplemental contract does not equate cessation of participation in the project as an event of default. As of 1-29-2010, there was no evidence presented that could allow the Court to declare either party in default under the supplemental agreement. Some words of caution to the City. If you want to be in the play, you have to pay or you can’t stay. You will eventually lose your equity share. I submit that the parties should go back to the negotiating table and reach a final agreement. It’s mentioned several times in the supplemental agreement that there was to be a final agreement to work out some of these details with the provisions that I have ordered this morning. It’s my hope that the negotiators and the lawyers who assist in this process will be at least equal to the caliber of the lawyers that have made the presentations in this courtroom. As I said, my notes are available for copying if you would like. I will give them to my clerk and he will make a copy for you.”

EXHIBIT A-1
Form of Agreed Order of Dismissal with Prejudice
CAUSE NO. 2009-CI-19492
THE CITY OF SAN ANTONIO, TEXAS, acting by and through THE CITY PUBLIC SERVICE BOARD OF SAN ANTONIO, a Texas Municipal Utility,
          Plaintiff,
     v.
TOSHIBA CORPORATION; NRG ENERGY, INC.; NUCLEAR INNOVATION NORTH AMERICA, LLC; NINA TEXAS 3 LLC; and NINA TEXAS 4 LLC,

Defendants. §
§
§
§
§
§
§
§
§
§
§
§
§
§
§
§
§
§	IN THE DISTRICT COURT
37TH JUDICIAL DISTRICT
BEXAR COUNTY, TEXAS

AGREED ORDER OF DISMISSAL WITH PREJUDICE
     On February                     , 2010, this Court considered the parties’ Joint Motion for Dismissal with Prejudice and, the Court, having considered the motion, is of the opinion that it should be in all things granted. It is, therefore,
     ORDERED that Plaintiff’s claims against Defendants are dismissed with prejudice;
     ORDERED that Defendants’ counterclaims against Plaintiff are dismissed with prejudice, and
     ORDERED that this case is dismissed in its entirety with prejudice to refiling.
     ORDERED that Costs of court shall be borne by the party incurring them.
     SIGNED on February                     , 2010.

Honorable Larry Noll

APPROVED AS TO FORM AND SUBSTANCE:
HAYNES AND BOONE, LLP
112 East Pecan Street
Suite 1200
San Antonio, Texas 78205
(210) 978-7000
(210) 978-7450 (Fax)

By:
LAMONT A JEFFERSON
State Bar No. 10607800

ATTORNEYS FOR DEFENDANTS
NINA TEXAS 3 LLC, NINA TEXAS 4 LLC, and
NUCLEAR INNOVATION NORTH AMERICA, LLC.
YETTER, WARDEN & COLEMAN, L.L.P.
221 West 6th Street, Suite 750
Austin, Texas 78701
(512) 533-0150
(512) 533-0120 (Fax)

By:
GREGORY S. COLEMAN
State Bar No. 00783855

ATTORNEY FOR DEFENDANT NRG ENERGY, INC.
SONNENSCHEIN NATH & ROSENTHAL, LLP
C. Michael Moore
State Bar No. 14323600
Matthew D. Orwig
State Bar No. 15325300
Karen C. Corallo
State Bar No. 04811490
Gene R. Besen
State Bar No. 2404549
2000 McKinney Ave., Suite 1900
Dallas, TX 75201
(214) 259-0900 — telephone
(214) 259-0910 — facsimile
and

DAVIS, CEDILLO & MENDOZA, INC.
McCombs Plaza, Suite 500
755 E. Mulberry Avenue
San Antonio, Texas 78212
Telephone: (210) 822-6666
Telecopier: (210) 822-1151

By:
RICARDO G. CEDILLO
State Bar No. 4043600 LES J. STRIEBER III State Bar No. 19398000 TROY A. GLANDER State Bar No. 00796634

ATTORNEYS FOR PLAINTIFF
THE CITY OF SAN ANTONIO, TEXAS,
ACTING BY AND THROUGH THE
CITY PUBLIC SERVICE BOARD OF
SAN ANTONIO, A TEXAS MUNICIPAL UTILITY

EXHIBIT A-2
Form of Joint Motion for Dismissal with Prejudice

CAUSE NO. 2009-CI-19492
THE CITY OF SAN ANTONIO, TEXAS, acting by and through THE CITY PUBLIC SERVICE BOARD OF SAN ANTONIO, a Texas Municipal Utility,
          Plaintiff,
     v.
TOSHIBA CORPORATION; NRG ENERGY, INC.; NUCLEAR INNOVATION NORTH AMERICA, LLC; NINA TEXAS 3 LLC; and NINA TEXAS 4 LLC,

Defendants. §
§
§
§
§
§
§
§
§
§
§
§
§
§
§
§
§
§	IN THE DISTRICT COURT
37TH JUDICIAL DISTRICT
BEXAR COUNTY, TEXAS

JOINT MOTION FOR DISMISSAL WITH PREJUDICE
     Plaintiff the City of San Antonio, Texas, acting by and through The City Public Service Board of San Antonio, a Texas Municipal Utility (“CPS “), and Defendants NRG Energy, Inc., Nuclear Innovation North America, LLC, NINA Texas 3 LLC, and NINA Texas 4 LLC (“Defendants”) (collectively, the “Parties”) jointly request that this Court enter an order dismissing this action in its entirety with prejudice to refiling in that all matters in controversy between the parties raised in this litigation have been settled. Each party agrees to pay its own costs and attorney’s fees.

Respectfully submitted, SONNENSCHEIN NATH & ROSENTHAL, LLP

By:
C. Michael Moore
State Bar No. 14323600
Matthew D. Orwig
State Bar No. 15325300
Karen C. Corallo
State Bar No. 04811490
Gene R. Besen
State Bar No. 24045491
2000 McKinney Ave., Suite 1900
Dallas, Texas 75201
(214) 259-0900
(214) 259-0910 (telecopier)

and

DAVIS, CEDILLO & MENDOZA, INC.

Ricardo G. Cedillo
State Bar No. 04043600
Les J. Strieber III
State Bar No. 19398000
Troy A. Glander
State Bar No. 00796634
McCombs Plaza, Suite 500
755 East Mulberry Avenue
San Antonio, Texas 78212
(210) 822-6666
(210) 822-1151 (telecopier)

ATTORNEYS FOR PLAINTIFF
THE CITY OF SAN ANTONIO, TEXAS, ACTING BY AND
THROUGH THE CITY PUBLIC SERVICE BOARD OF SAN ANTONIO,
A TEXAS MUNICIPAL UTILITY

HAYNES AND BOONE, LLP

By:
LAMONT A JEFFERSON
State Bar No. 10607800
112 East Pecan Street
Suite 1200
San Antonio, Texas 78205
(210) 978-7000
(210) 978-7450 (Fax)

ATTORNEYS FOR DEFENDANTS
NINA TEXAS 3 LLC, NINA TEXAS 4 LLC, and
NUCLEAR INNOVATION NORTH AMERICA, LLC.

YETTER, WARDEN & COLEMAN, L.L.P.
By:
GREGORY S. COLEMAN
State Bar No. 00783855 221 West 6th Street, Suite 750 Austin, Texas 78701 (512) 533-0150 (512) 533-0120 (Fax) ATTORNEY FOR DEFENDANT, NRG ENERGY, INC.

CERTIFICATE OF SERVICE
     This is to certify that a true and correct copy of this Joint Motion For Dismissal With Prejudice was delivered to the following on February                     , 2010:

Lamont A. Jefferson	Gregory S. Coleman
Haynes and Boone, LLP	Edward C. Dawson
112 East Pecan Street, Suite 1200	Yetter, Warden & Coleman, L.L.P.
San Antonio, Texas 78205	221 West 6th Street, Suite 750
Austin, Texas 78701

Gene R. Besen

EXHIBIT B
Form of Owners Agreement
(Filed Separately)

EXHIBIT C
Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT
          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of March 1, 2010 is made and entered into by and between the City of San Antonio, acting by and through the City Public Service Board of San Antonio, a Texas municipal utility (“Assignor”), NINA Texas 3 LLC, a Delaware limited liability company, (“Nina 3”), and NINA Texas 4 LLC, a Delaware limited liability company (“Nina 4” and, together with Nina 3, “Assignees”).
     WHEREAS, Assignor has certain rights and obligations under the agreements described in Exhibit A attached hereto (the “Contracts”).
     WHEREAS, pursuant to the Project Agreement, Settlement Agreement and Mutual Release, dated March 1, 2010 (the “Project Agreement”), by and among Assignor, Assignees, and Nuclear Innovation North America LLC (“NINA”) (with joinders therein by NRG Energy Inc. and NRG South Texas, LP for limited purposes), Assignor desires to assign the Contracts, to Assignees.
     WHEREAS, pursuant to the STP 3 & 4 Owners Agreement by and among Assignor, NINA and Assignees, dated March 1, 2010 (the “Owners Agreement”), the parties agreed, among other things, to reallocate ownership interest in the Project (as such term is defined in the Owners Agreement) among the Assignor and Assignees and that, notwithstanding the expected assignment by Assignor and assumption by Assignees of all rights, obligations and liabilities under the Master Engineering, Procurement and Construction Agreement by STP Nuclear Operating Company (“OPCO”), as Agent for Assignees and San Antonio, and Toshiba America Nuclear Energy Corporation (“TANE”), dated as of February 24, 2009 (“EPC Agreement”) pursuant to this Agreement, Assignor would retain certain rights pursuant to the Owners Agreement as an owner under the EPC Agreement, in proportion to its ownership interest in the Project.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto agree as follows:
     1. Assignment of Contracts. Subject to Section 11 hereof, the terms and conditions of the Owners Agreement and any consent or other requirements under the EPC Agreement, Assignor hereby transfers, assigns, conveys, grants and delivers to Assignees all of its right, title and interest in and to the Contracts.
     2. Assumption of Contracts. Subject to Section 11 hereof, Assignees hereby accept such transfer, assignment, conveyance and grant and assume all of the liabilities and obligations of whatever nature related to the Contracts to the extent related to STP 3 and STP 4.
     TO HAVE AND TO HOLD, the Contracts, together with all and singular the rights and appurtenances thereto belonging unto Assignees, and their successors and assigns, forever.

          3. Project Agreement. This Agreement is delivered pursuant to the terms and provisions of the Project Agreement. The delivery of this Agreement shall not affect, enlarge, diminish or otherwise impair any of the representations, warranties, covenants, conditions, terms and provisions of the Project Agreement, and all of such representations, warranties, covenants, conditions, terms and provisions shall survive the delivery of this Agreement to the extent, and in the manner, set forth in the Project Agreement. This Agreement is subject to, in all respects, the terms and conditions of the Project Agreement, and to the extent there is a conflict between this Agreement and the Project Agreement, the terms and conditions of the Project Agreement shall control.
          4. Further Assurances. Subject to the Project Agreement, each of the Assignor and Assignees agrees that it will, at the expense of Assignees, promptly do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, deeds, certificates, assignments, transfers, conveyances, powers of attorney, assurances and other documents as may be reasonably requested further to give effect to the assignment, transfer, and conveyance to Assignees of all right, title and interest in the Contracts identified in Exhibit A hereof, the assignment of which is deemed reasonably necessary by the Assignees in order to effect the transactions set forth in the Project Agreement and to the assumption by Assignees of the obligations described in Sections 1 and 2.
          5. Successors and Assigns. The terms and conditions of this Assignment shall be binding upon, and shall inure to the benefit of, the parties and their respective heirs, successors, legal representatives and assigns.
     6. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Project Agreement.
     7. Governing Law; Dispute Resolution. THIS AGREEMENT, AND ALL OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO ARISING FROM OR RELATING IN ANY WAY TO THE SUBJECT MATTER OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
THE PARTIES IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE STATE DISTRICT COURTS OF TRAVIS COUNTY, TEXAS WITH RESPECT TO ANY MATTER ARISING FROM OR RELATING IN ANY WAY TO THE SUBJECT MATTER OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, TO VENUE IN THE STATE DISTRICT COURTS OF TRAVIS COUNTY, TEXAS, OR BASED ON FORUM NON CONVENIENS, WHICH A PARTY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION. NOTHING HEREIN SHALL PRECLUDE A

PARTY FROM CONSENTING TO REMOVAL TO FEDERAL COURT. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS.
     8. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which together shall constitute one and the same instrument.
     9. Third Party Beneficiaries. There are no third party beneficiaries to this Agreement, and the provisions of this Agreement shall not impart any legal or equitable right, remedy or claim enforceable by any person, firm or organization other than the Assignor and Assignees (and their permitted successors and permitted assigns).
     10. Severability. In the event that any provision of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the Assignor and Assignees shall negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the extent possible, the original purpose and intent of this Agreement, and the validity and enforceability of the remaining provisions shall not be affected thereby.
     11. Effectiveness. The assignment of the rights, title and interest under the Contracts and the provisions of this Agreement related thereto shall be effective (a) with respect to the assignment and assumption of the rights, title and interest under the Contracts listed as items (1) through (11) on Exhibit A, as of the date that written consent to the assignment hereunder is received from TANE and (b) with respect to the assignment and assumption of the rights under the Contracts listed as items (12) and (13) on Exhibit A, as of the date that OPCO executes and delivers to Assignor and Assignees a copy of the acknowledgement and agreement attached to this Agreement. The Assignment and Assumption effectuated by this Agreement is pursuant to and subject to the limitations in the Project Agreement and nothing herein shall alter the rights and obligations of the Parties as are necessary for this Agreement to be and remain effective. Notwithstanding the assignment and assumption of the rights, title, interest, obligations and liabilities under the EPC Agreement pursuant to this Agreement, Assignor shall remain an indemnified party with respect to matters arising under Article 16 of the EPC Agreement.
     12. Effective Document. The assignment and assumption made herein shall constitute a full assumption by Assignees of Assignor’s rights and obligations under the EPC Agreement such that Assignor, pursuant to Section 20.1.3 of the EPC Agreement, shall be deemed released as contemplated by such section of the EPC Agreement.
[The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

ASSIGNOR: CITY OF SAN ANTONIO, acting through the City Public Service Board of San Antonio

By:
	Name:	Jelynne LeBlanc Burley
	Title:	Acting General Manager

Assignment and Assumption Agreement
Acknowledgement

ASSIGNEES: NINA TEXAS 3 LLC

By:
	Name:	Steve Winn
	Title:	Chief Executive Officer & President

NINA TEXAS 4 LLC

By:
	Name:	Steve Winn
	Title:	Chief Executive Officer & President

EXHIBIT A
Contracts
1.	Master Engineering, Procurement and Construction Agreement dated as of February 24, 2009, by and between STP Nuclear Operator Company and Toshiba America Nuclear Energy Corporation.

2.	South Texas Projects Units 3 & 4 TANE Work Task Request and Authorization Form (Blanket Contract No. B03974), dated as of June 26, 2009, by and between STP Nuclear Operator Company and Toshiba America Nuclear Energy Corporation.

3.	Equipment Purchase Approval (Equipment Purchase Approval No. EPA-2009-09-2 FMCRD 9-3-09) dated as of September 11, 2009, by and among STP Nuclear Operator Company and Toshiba America Nuclear Energy Corporation.

4.	Equipment Purchase Approval (Equipment Purchase Approval No. EPA-2009-09-3 FMHCU 9-3-09) dated as of September 11, 2009, by and among STP Nuclear Operator Company and Toshiba America Nuclear Energy Corporation.

5.	Equipment Purchase Approval (Equipment Purchase Approval No. EPA-2009-09-4 RIN 9-3-09) dated as of September 11, 2009, by and among STP Nuclear Operator Company and Toshiba America Nuclear Energy Corporation.

6.	Equipment Purchase Approval (Equipment Purchase Approval No. EPA-2009-09-1 RPV Unit 3) dated as of September 11, 2009, by and among STP Nuclear Operator Company and Toshiba America Nuclear Energy Corporation.

7.	Special Addendum to Certain Equipment Purchase Approvals dated as of September 11, 2009, by and among STP Nuclear Operator Company and Toshiba America Nuclear Energy Corporation.

8.	Letter Re: Purchase Approvals of September 11, 2009 with Toshiba Corporation, dated as of September 11, 2009 by Toshiba America Nuclear Energy Corporation.

9.	Guaranty dated as of March 2, 2009, given by Toshiba Corporation in favor of NINA Texas 3 LLC, NINA Texas 4 LLC and the City of San Antonio, Texas, acting by and through the City Public Service Board.

10.	South Texas Project Units 3 & 4 Owner’s Engineer & Technical Services — Agreement B03771 Task Order dated December 14, 2009 between STP Nuclear Operating Company and Bechtel Power Corporation, to the extent relating to STP 3 and STP 4.

11.	Equipment Purchase Approval (Equipment Purchase Approval No. 20100111) dated as of January 20, 2010, by and among STP Nuclear Operator Company and Toshiba America Nuclear Energy Corporation.

12.	Agency Agreement dated as of October 30, 2007, by and among the City of San Antonio, Texas, acting by and through the City Public Service Board, NRG South Texas LP and STP Nuclear Operating Company.

13.	Any other contract or agreement entered into by STP Nuclear Operating Company on behalf of Assignor to the extent relating to STP 3 and STP 4.

ACKNOWLEDGEMENT
STP Nuclear Operating Company, a Texas non-profit corporation (“OPCO”) executes this Acknowledgement in the space provided below and (a) acknowledges the assignment of the Agency Agreement, dated as of October 30, 2007 (the “Agency Agreement”), by and among the City of San Antonio, Texas, acting by and through the City Public Service Board of San Antonio (“San Antonio”), NRG South Texas LP and OPCO occurring pursuant to the Assignment and Assumption Agreement, dated March 1, 2010 (the “Assignment and Assumption Agreement”), by and between San Antonio, as Assignor, and NINA Texas 3 LLC (“Nina 3”) and NINA Texas 4 LLC (“Nina 4”), as Assignees, and as successors to the interests of NRG South Texas LP in the Agency Agreement and other South Texas Project agreements and (b) subject to the payment by San Antonio to OPCO pursuant to the terms and conditions of the Owners Agreement of 50% of the costs set forth on Schedule A attached hereto, acknowledges and agrees (i) that, notwithstanding the terms and conditions of Section 2 of the Agency Agreement, San Antonio shall have no further obligation to pay for costs of development or construction of the Project or further obligations or liabilities under the Agency Agreement with respect to the Project and (ii) that OPCO remains the agent of Nina 3 and Nina 4 under the terms of the Agency Agreement and OPCO shall receive instruction and direction under the Agency Agreement exclusively from Nina 3 and Nina 4.
Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Assignment and Assumption Agreement.
STP NUCLEAR OPERATING COMPANY

By:
	Name:	Edward D. Halpin
	Title:	Chief Executive Officer & President

Date: March 1, 2010

SCHEDULE A
Project Costs Accrued Through January 31, 2010
Assignment and Assumption Agreement
Acknowledgement — Schedule A

RATIFICATION AGREEMENT
NINA Texas 3 LLC (“NINA 3”) hereby represents and warrants to STP Nuclear Operating Company (“OPCO”) that as a result of certain Contribution and Assignment Agreements dated March 28, 2008, NINA 3 is the successor to the interests of NRG South Texas LP (“NRG South Texas”) in the Development Rights for South Texas Project Unit 3 (“Unit 3”) under the applicable agreements (the “Unit 3 Agreements”), including but not limited to the rights and obligations of NRG South Texas with respect to Unit 3 pursuant to: (i) the Amended and Restated South Texas Project Participation Agreement, effective November 17, 1997; (ii) the South Texas Project Operating Agreement effective November 17, 1997; and (iii) the Agency Agreement, dated as of October 30, 2007. NINA 3 hereby agrees, for the benefit of OPCO, that it has assumed and is liable for the obligations of NRG South Texas under the Unit 3 Agreements and is a party thereto for all purposes.
NINA TEXAS 3 LLC
(formerly known as, NRG South Texas 3 LLC)

By:
	Name:	Steve Winn
	Title:	Chief Executive Officer & President

Date:
Ratification agreement

EXECUTION VERSION
RATIFICATION AGREEMENT
NINA Texas 4 LLC (“NINA 4”) hereby represents and warrants to STP Nuclear Operating Company (“OPCO”) that as a result of certain Contribution and Assignment Agreements dated March 28, 2008, NINA 4 is the successor to the interests of NRG South Texas LP (“NRG South Texas”) in the Development Rights for South Texas Project Unit 4 (“Unit 4”) under the applicable agreements (the “Unit 4 Agreements”), including but not limited to the rights and obligations of NRG South Texas with respect to Unit 4 pursuant to: (i) the Amended and Restated South Texas Project Participation Agreement, effective November 17, 1997; (ii) the South Texas Project Operating Agreement effective November 17, 1997; and (iii) the Agency Agreement, dated as of October 30, 2007. NINA 4 hereby agrees, for the benefit of OPCO, that it has assumed and is liable for the obligations of NRG South Texas under the Unit 4 Agreements and is a party thereto for all purposes.
NINA TEXAS 4 LLC
(formerly known as, NRG South Texas 4 LLC)

By:
	Name:	Steve Winn
	Title:	Chief Executive Officer & President

Date:

EXHIBIT D
Form of Bill of Sale

BILL OF SALE
     THIS BILL OF SALE (this “Agreement”), dated effective as of March 1, 2010 is made and entered into by and between the City of San Antonio acting by and through the City Public Service Board of San Antonio, a Texas municipal utility (“Assignor”), NINA Texas 3 LLC, a Delaware limited liability company, (“Nina 3”), and NINA Texas 4 LLC, a Delaware limited liability company (“Nina 4” and, together with Nina 3, the “Assignees”).
     WHEREAS, pursuant to the Project Agreement, Settlement Agreement and Mutual Release, dated March 1, 2010 (the “Project Agreement”), by and among Assignor, Assignees, and Nuclear Innovation North America LLC (with joinders therein by NRG Energy Inc. and NRG South Texas, LP for limited purposes), Assignor desires to assign its right, title and interest in and to 42.375% of the right, title and interest in and to all tangible personal property associated with STP 3 and STP 4 (as such terms are defined in the Project Agreement) to Assignees (the “Assets”) such that from and after the foregoing conveyance, Assignor shall hold a 7.625% interest in and to the Assets.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto agree as follows:
     1. Assignment of Assets. Assignor hereby grants, bargains, sells and conveys to Nina 3 21.1875% of the right, title and interest in and to the Assets. Assignor hereby transfers, assigns, conveys, grants and delivers to Nina 4 21.1875% of the right, title and interest in and to the Assets.
     TO HAVE AND TO HOLD, the Assets, together with all and singular the rights and appurtenances thereto belonging unto Assignees, and their successors and assigns, forever.
          2. Project Agreement. This Agreement is delivered pursuant to the terms and provisions of the Project Agreement. The delivery of this Agreement shall not affect, enlarge, diminish or otherwise impair any of the representations, warranties, covenants, conditions, terms and provisions of the Project Agreement, and all of such representations, warranties, covenants, conditions, terms and provisions shall survive the delivery of this Agreement to the extent, and in the manner, set forth in the Project Agreement. This Agreement is subject to, in all respects, the terms and conditions of the Project Agreement, and to the extent there is a conflict between this Agreement and the Project Agreement, the terms and conditions of the Project Agreement shall control.
          3. Further Assurances. Subject to the Project Agreement, each of the Assignor and Assignees agrees that it will, at the expense of the Assignees, promptly do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, deeds, certificates, assignments, transfers, conveyances, powers of attorney, assurances and other documents as may be reasonably requested further to give effect to the assignment, transfer, and conveyance to Assignees of all the relevant portion of Assignor’s right, title and interest in (a) the Assets and (b) all other tangible personal property existing on the date hereof associated with STP 3 and STP 4.

          4. Successors and Assigns. The terms and conditions of this Assignment shall be binding upon, and shall inure to the benefit of, the parties and their respective heirs, successors, legal representatives and assigns.
          5. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Project Agreement.
     6. Governing Law; Dispute Resolution. THIS AGREEMENT, AND ALL OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO ARISING FROM OR RELATING IN ANY WAY TO THE SUBJECT MATTER OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
THE PARTIES IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE STATE DISTRICT COURTS OF TRAVIS COUNTY, TEXAS WITH RESPECT TO ANY MATTER ARISING FROM OR RELATING IN ANY WAY TO THE SUBJECT MATTER OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, TO VENUE IN THE STATE DISTRICT COURTS OF TRAVIS COUNTY, TEXAS, OR BASED ON FORUM NON CONVENIENS, WHICH A PARTY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION. NOTHING HEREIN SHALL PRECLUDE A PARTY FROM CONSENTING TO REMOVAL TO FEDERAL COURT. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS.
     7. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which together shall constitute one and the same instrument.
     8. Third Party Beneficiaries. There are no third party beneficiaries to this Agreement, and the provisions of this Agreement shall not impart any legal or equitable right, remedy or claim enforceable by any person, firm or organization other than the Assignor and Assignees (and their permitted successors and permitted assigns).
     9. Severability. In the event that any provision of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, subject to the Purchase Agreement, the Assignor and Assignees shall negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the extent possible, the original purpose and intent of this Agreement, and the validity and enforceability of the remaining provisions shall not be affected thereby.
[The remainder of this page is intentionally left blank.]

EXECUTION VERSION
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

SELLERS: ASSIGNOR: CITY OF SAN ANTONIO, acting through the City Public Service Board of San Antonio
By:
	Name:	Jelynne LeBlanc Burley
	Title:	Acting General Manager

ASSIGNEE: NINA TEXAS 3 LLC

By:
	Name:	Steve Winn
	Title:	Chief Executive Officer & President

NINA TEXAS 4 LLC

By:
	Name:	Steve Winn
	Title:	Chief Executive Officer & President

EXHIBIT E
Notice to DOE

FORM OF DOE NOTICE

[CPS Energy Letterhead]
Director
U.S. DOE Loan Guarantee Program Office CF 1.3
1000 Independence Ave., SW
Washington, DC 20585-0121
Re: Withdrawal of Application for a Loan Guarantee
Dear Director,
     This letter is being sent to you on behalf of CPS Energy in regards to the following listed DOE loan guarantee applications and related updates:
     Part I Application dated 9-26-08
     Part II Application dated 12-16-08
     Part II Application updates dated 3-18-09, 6-17-09, 9-15-09, and 12-14-09
     These applications were sent to you by the City of San Antonio acting by and through the City Public Service Board of San Antonio (“CPS Energy”) in response to the DOE Loan Guarantee Solicitation Announcement “Federal Loan Guarantees for Nuclear Power Facilities”, Solicitation Serial no. DE-PS01-08LG00002, dated June 30, 2008 (as amended by Amendment # 1, Reference no. DE-FOA-0000006, dated July 11, 2008). With this letter and attached Project Agreement (described below), CPS Energy formally informs the DOE of CPS Energy’s immediate withdrawal from the DOE’s consideration of providing a loan guarantee to CPS Energy as requested in the various applications and updates from CPS Energy to the DOE.
     As described in the Project Agreement, Settlement Agreement and Mutual Release, dated March 1, 2010 (the “Project Agreement”), among CPS Energy, Nuclear Innovation North America, LLC (“NINA”), NINA Texas 3 LLC, NINA Texas 4 LLC, NRG Energy, Inc., and NRG South Texas LP, CPS Energy immediately agreed to not pursue a loan guarantee from the DOE. In addition, CPS Energy confirms that it has no continuing obligations under the EPC Contract and that it owns an undivided 7.625% interest in STP Units 3 & 4.
     Should the DOE have any comments, concerns, or questions regarding the Project Agreement, attached hereto, this Withdrawal Letter, or CPS Energy’s 7.625% undivided interest in STP Units 3 & 4, please send such correspondence via email or in writing to the following attention at CPS Energy:
Also, for ordinary course communications and due diligence activities, feel free to call             at or            at            .

Best regards,

Name:
Title:

CPS Energy